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                                  EXHIBIT 11.

                         GENRAD, INC. AND SUBSIDIARIES
                      COMPUTATION OF NET INCOME PER SHARE
                                  (UNAUDITED)

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                                                                                            QUARTER ENDED
                                                                                     ----------------------------
                                                                                       APRIL 3,        APRIL4,
                                                                                         1999           1998
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
Basic net income per share:
  Net income.......................................................................  $  10,322,000  $   8,909,000
                                                                                     -------------  -------------
                                                                                     -------------  -------------
  Weighted average common shares outstanding.......................................     28,107,000     27,395,000
                                                                                     -------------  -------------
                                                                                     -------------  -------------
  Basic net income per share.......................................................  $        0.37  $        0.33
                                                                                     -------------  -------------
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Diluted net income per share:
  Net income.......................................................................  $  10,322,000  $   8,909,000
                                                                                     -------------  -------------
                                                                                     -------------  -------------
  Weighted average common shares outstanding.......................................     28,107,000     27,395,000
  Weighted average common share equivalents........................................      1,233,000      2,226,000
                                                                                     -------------  -------------
  Total............................................................................     29,340,000     29,621,000
                                                                                     -------------  -------------
                                                                                     -------------  -------------
  Diluted net income per share.....................................................  $        0.35  $        0.30
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